                                                                Exhibit 10(e)


                             TAM MASTER AGREEMENT



                                     between


                              Cognizant Corporation


                                       and


                              ACNielsen Corporation


                                   dated as of


                                October 28, 1996


                                       ***

                                TABLE OF CONTENTS

Recitals                                1
Article I

                                  Definitions.................................................  2
         1.1  Defined Terms ..................................................................  2
         1.2  References; Interpretation ..................................................... 12

Article II

                           Technology and Trademarks.......................................... 13
         2.1  Obligation to License Technology ............................................... 13
         2.2  Limited Obligation ............................................................. 14
         2.3  Research and Development ....................................................... 14

Article III

                              Option to Purchase.............................................. 17
         3.1  Segregation of ACNielsen TAM Business .......................................... 17
         3.2  Option ......................................................................... 18
         3.3  Price .......................................................................... 22
         3.4  Other Terms and Conditions of Exercise ......................................... 22
         3.5  Survival ....................................................................... 23

Article IV
                                Indemnification............................................... 24
         4.1      Indemnification............................................................. 24

Article V

                              Dispute Resolution.............................................. 24
         5.1  Dispute Resolution ............................................................. 24

Article VI

                          Conditions to Effectiveness......................................... 25
         6.1       25

Article VII

                                   Covenants.................................................. 25
         7.1  Further Assurances. ............................................................ 25

Article VIII
                                 Miscellaneous................................................ 26
         8.1  Construction ................................................................... 26
         8.2  Counterparts ................................................................... 26
         8.3  Expenses ....................................................................... 26
         8.4  Notices ........................................................................ 26
         8.5  Waivers ........................................................................ 26
         8.6  Amendments ..................................................................... 26
         8.7  Assignment ..................................................................... 27
         8.8  Successors and Assigns ......................................................... 27
         8.9  Subsidiaries ................................................................... 27
         8.10  Third-Party Beneficiaries ..................................................... 27
         8.11  Titles and Headings ........................................................... 27
         8.12  Exhibits and Schedules ........................................................ 27
         8.13  Governing Law ................................................................. 27
         8.14  Consent to Jurisdiction ....................................................... 27
         8.15  Severability .................................................................. 28
         8.16  Confidentiality ............................................................... 28


                                    Schedules



Schedule 1.1 (a) Countries in which ACNielsen TAM Business is Conducted
Schedule 1.1 (b) Financial Statements
Schedule 1.1 (c) TAM Marks
Schedule 1.1 (d) Calculation of TAM Purchase Price
Schedule 1.1 (e) TAM Technology
Schedule 3.1 (a) Principles Governing Separation of Shared TAM Assets and
                 Shared TAM Employees

                                    Exhibits

Exhibit A        Form of Technology Licensing Agreement

Exhibit B-1      Form of Trademark Licensing Agreement (Cognizant Party to
                 ACNielsen Party)

Exhibit B-2      Form of Trademark Licensing Agreement (ACNielsen Party to
                 Cognizant Party) (Media Advisor)

Exhibit C        Form of "Media Advisor" Software Licensing Agreement

                  This MASTER AGREEMENT is dated as of October 28, 1996, between COGNIZANT CORPORATION, a Delaware corporation ("Cognizant") and ACNIELSEN CORPORATION, a Delaware corporation ("ACNielsen").

                                    RECITALS

         * WHEREAS, The Dun & Bradstreet Corporation, a Delaware corporation ("D&B"), has determined that it is in the best interests of the holders of common stock of D&B to separate from D&B certain businesses currently conducted by D&B;

         * WHEREAS, D&B has determined to cause certain of such businesses, including the NMR TAM Business (as defined herein) to be owned and conducted, directly or indirectly, by Cognizant, and to cause certain other businesses, including the ACNielsen TAM Business (as defined herein), to be owned and conducted, directly or indirectly, by ACNielsen; and

         * WHEREAS, each of Cognizant and ACNielsen has determined that it is necessary and desirable to set forth agreements relating to the TAM Business (as defined herein), including their use of TAM Marks and TAM Technology (each as defined herein) and their rights upon a change of control of ACNielsen or the ACNielsen TAM Business.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                        I

                                   Definitions

                  I.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                  "ACN Change of Control Transaction": an event or series of events by which

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Distribution Date), of more than 50% of the total voting power of all voting stock of ACNielsen then outstanding;

                  (b) another corporation merges into ACNielsen or ACNielsen consolidates with or merges into any other corporation, in one transaction or a series of related transactions with the effect that a person or group, other than a person or group which is the beneficial owner of more than 50% of the total voting power of all voting stock of ACNielsen immediately prior to such transaction becomes the beneficial owner of more than 50% of the total voting power of all voting stock of the surviving or transferee corporation of such transaction or series; or

                  (c) ACNielsen, in one transaction or a series of transactions (each, a "Disposition"), conveys, transfers, spins off, or leases Assets to any person or persons other than Cognizant or a wholly owned Subsidiary of ACNielsen or Cognizant, (i) which Assets would have constituted greater than 66 2/3% of ACNielsen's Assets as of the Distribution Date or (ii) which Disposition or Dispositions would have resulted in a 50% decrease in ACNielsen's revenue for the fiscal year immediately preceding the first such Disposition had each such Disposition taken place on the first day of such preceding fiscal year; provided, however, that to the extent that within three months of such Disposition such ACNielsen party (A) reinvests or enters into a binding agreement or letter of intent to reinvest the proceeds from such Disposition in Assets that are used in connection with the ACNielsen Business or (B) outsources to third parties the functions or information generated by the Assets disposed of, such Disposition shall not be deemed to be an ACNielsen Change of Control Transaction or count as a Disposition for purposes of subsequent applications of this provision; or

                  (d) during any period of two consecutive years, individuals who at the beginning of such period constituted ACNielsen's Board of Directors (together with any new directors whose election by ACNielsen's Board of Directors, or whose nomination for election by ACNielsen's shareholders, was approved by a vote of a majority of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office.

                  "ACNielsen Business": the meaning ascribed in the Distribution Agreement.

                  "ACNielsen Party": each of ACNielsen and each Subsidiary thereof on or after the Distribution Date.

                  "ACNielsen Policies": "ACNielsen Policies" as defined in the Distribution Agreement, together with all Policies owned or maintained by or on behalf of any ACNielsen Party or assigned to any ACNielsen Party on or after the Distribution Date.

                  "ACNielsen Shared Policies": the meaning ascribed in the Distribution Agreement.

                  "ACNielsen TAM Business": the TAM Business outside the United States and Canada conducted by ACNielsen Parties on the Distribution Date in the countries listed on Schedule 1.1(a) hereto and any additional TAM Assets acquired or created by any ACNielsen Parties after the Distribution Date ("After Acquired Assets"), to the extent such businesses or Assets have been integrated into and are not easily severable from the TAM Business outside the United States and Canada conducted by ACNielsen Parties on the Distribution Date; provided, that such integrated After Acquired Assets may be separated and excluded from the ACNielsen TAM Business only if such separation leaves the remaining business intact. After Acquired Assets that are either severable in the manner described above or not integrated into the ACNielsen TAM Business existing on the Distribution Date (including, by way of example and without limitation, new operations begun or acquired in a country where ACNielsen does not currently have a TAM Business) shall be excluded from the ACNielsen TAM Business. Notwithstanding anything to the contrary contained herein, if an ACNielsen Party establishes, purchases or otherwise acquires a TAM Business in India
         (i) within a reasonable period of time after the Distribution Date and
         (ii) in accordance with the business plan currently in effect with respect to India, such TAM Business will be deemed to be part of the ACNielsen TAM Business as of the Distribution Date. If ACNielsen abandons its current plans to begin a TAM Business in India and subsequently establishes, purchases or otherwise acquires a TAM Business in India, such TAM Business in India shall be deemed to be an After Acquired Asset subject to the provisions of this paragraph regarding After Acquired Assets.

                  "Action": any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  "Affiliate": when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

                  "After Acquired Assets": the meaning set forth in the definition of ACNielsen TAM Business.

                  "Ancillary Licensing Agreements": the collective reference to the Technology Licensing Agreement, the Trademark Licensing Agreement and the Computer Software License.

                  "Asset Purchase Agreement": an Asset purchase agreement to be executed by the TAM Purchaser and ACNielsen in connection with a TAM Acquisition.

                  "Assets": with respect to any party, assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including, without limitation, the following:

                  a. all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  b. all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

                  c. all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  d. all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                  e. all interests in any capital stock or other equity interests of any Subsidiary or any other person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other person, interests in partnerships or joint ventures (whether or not majority interests), all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other person and all other investments in securities of any person;

                  f. all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  g. letters of credit and performance and surety bonds issued in favor of such party by a third party;

                  h. all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, and materials and analyses prepared by consultants and other third parties;

                  i. all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, data bases, other proprietary information and licenses from third persons granting the right to use any of the foregoing;

                  j. all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation and instructions;

                  k. all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

                  l. all prepaid expenses, deposits made by such party, trade accounts and other accounts and notes receivable;

                  m. all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, chooses in action or similar rights, whether accrued or contingent;

                  n. all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  o. all licenses (including radio and similar licenses), permits, approvals and authorizations which have been issued by any Governmental Authority;

                  p. cash and Cash Equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  q. interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  "Book Value": The amounts at which the TAM Assets to be transferred with all or that portion of the ACNielsen TAM Business being offered or sold are reflected on the accounting records of the ACNielsen Parties, as determined in accordance with generally accepted accounting principles in the United States in effect from time to time, or, if ACNielsen Parties do not prepare their financial statements or keep their accounting records in accordance with such principles, in accordance with accounting principles applied consistently throughout the consolidated group of which ACNielsen Parties are members, less the amounts at which the TAM Liabilities to be transferred with all or that portion of the ACNielsen TAM Business being offered or sold are reflected on the accounting records of the ACNielsen Parties, as determined in accordance with generally accepted accounting principles in the United States in effect from time to time, or, if ACNielsen Parties do not prepare their financial statements or keep their accounting records in accordance with such principles, in accordance with accounting principles applied consistently throughout the consolidated group of which ACNielsen Parties are members.

                  "Business Day": a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Connecticut are authorized or required by law to be closed.

                  "Cash Equivalents": certificates of deposit, securities issued by the United States Treasury and similar readily marketable securities.

                  "Cognizant Business": shall have the meaning ascribed in the Distribution Agreement.

                  "Cognizant Party": each of Cognizant and each Subsidiary thereof on or after the Distribution Date.

                  "Computer Software License": the license entered into by ACNielsen, as licensor, and a Cognizant Party, as licensee, in respect of the "Media Advisor" software and such other items as are listed on the schedules thereto.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Corporate Administration": all personnel, equipment, office space and other Assets required to perform internal management functions such as accounting, hiring, payroll, benefits and in-house legal services.

                  "D&B": The Dun & Bradstreet Corporation, a Delaware corporation.

                  "D&B Party": D&B and each Subsidiary of D&B on and after the Distribution Date.

                  "Disclosure Schedules": the meaning ascribed in Section
         3.2(a).

                  "Distribution Agreement": the agreement dated as of October 28, 1996 among D&B, Cognizant and ACNielsen.

                  "Distribution-Related Agreements": the Distribution Agreement and all of the written agreements, instruments, assignments or other arrangements (other than this Agreement and the TAM Ancillary Agreements) entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments, the Data Services Agreements, the Employee Benefits Agreement, the Indemnity and Joint Defense Agreement, the Intellectual Property Agreement, the Shared Transaction Services Agreements, the Tax Allocation Agreement and the Transition Services Agreement.

                  "Distribution Date": the meaning ascribed in the Distribution Agreement.

                  "Effective Date": November 1, 1996, the effective date of this Agreement.

                  "Exercise Period": the meaning ascribed in Section 3.2(c).

                  "Financial Statements" shall mean all of the financial statements and schedules listed on Schedule 1.1(b) to be delivered pursuant to Article III.

                  "Governmental Authority": any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  "Liabilities": the meaning ascribed in the Distribution Agreement.

                  "License Term": the meaning set forth in Section 2.1.

                  "Material Adverse Effect": a material adverse effect on the validity or enforceability of this Agreement or any of the transactions contemplated hereby.

                  "MONITOR-PLUS Agreement": the agreement dated as of October 28, 1996 between NMR and ACNielsen pursuant to which NMR agrees to provide MONITOR-PLUS UPC Linking Services to ACNielsen and ACNielsen agrees to provide certain data to NMR.

                  "NMR": Nielsen Media Research Inc., a Delaware corporation.

                  "NMR TAM Business": the TAM Business in the United States and Canada that is conducted by Cognizant Parties on the Distribution Date.

                  "Open Issues": the meaning ascribed in Section 3.2(e).

                  "Option": shall mean the option described in Section 3.2 pursuant to which the Optionee may, under certain circumstances, acquire all or part of the ACNielsen TAM Business.

                  "Option Information": the meaning set forth in Section 3.2.

                  "Option Trigger Event": shall mean each of the events described in Section 3.2(b)(i), (ii), (iii) and (iv).

                  "Person": any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Policies": insurance policies and insurance contracts of any kind (other than life and benefits policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

                  "Records": specific and identified agreements, documents, books, records or files.

                  "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Security Interest": any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  "Shared TAM Asset": any Asset of any ACNielsen Party that is employed in the ACNielsen TAM Business and one or more other businesses conducted by an ACNielsen Party.

                  "Shared TAM Employees": the collective reference to each person employed by any ACNielsen Party after the Distribution Date, which person divides (in any manner) his or her working hours between the ACNielsen TAM Business and other ACNielsen Businesses.

                  "Subsidiary": any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the board of directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

                  "TAM Acquisition": an acquisition of all or part of the ACNielsen TAM Business by the TAM Purchaser as contemplated by Article III.

                  "TAM Acquisition Date": the date of the consummation of the related TAM Acquisition.

                  "TAM Assets": at any date of determination, without duplication:

                  a. any and all Assets employed by any ACNielsen Party in connection with the ACNielsen TAM Business;

                  b. subject to Article VII of the Distribution Agreement, any rights of any ACNielsen Party under any of the ACNielsen Policies or the ACNielsen Shared Policies arising out of any ACNielsen Party's conduct of the ACNielsen TAM Business, including any rights thereunder arising after the Distribution Date in respect of any Policies that are (i) occurrence Policies or (ii) claims made policies, to the extent that claims relating to a TAM Acquisition are made prior to the related TAM Acquisition Date;

                  c. any contract of any ACNielsen Party, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims to the extent relating to or arising from any TAM Asset or the ACNielsen TAM Business;

                           Notwithstanding the foregoing, TAM Assets shall not, in any event, include any Asset that is expressly contemplated by this Agreement, including the schedules hereto, as an Asset to be retained by any ACNielsen Party upon the consummation of a TAM Acquisition.

                           In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a TAM Asset, any item expressly included or excluded as a TAM Asset on a Schedule to this Agreement or any Ancillary Licensing Agreement shall take priority over any provision of the text hereof.

                  "TAM Business": the measurement, for the primary purpose of establishing audience size, of audiences for television programming (and for incidental VCR playback, electronic games and other incidental television usage) based on viewing activity by a panel selected to represent the viewing of the universe from which the panel is selected, including viewing of television programming on personal computer monitors and other devices, and delivered by any means including, without limitation, over-the-air broadcasting, cable and satellite, and delivery via the Internet.

                  "TAM Liabilities": at any date of determination, without duplication: all obligations and Liabilities of any ACNielsen Party under this Agreement or any of the Ancillary Licensing Agreements and all Liabilities of each ACNielsen Party primarily relating to, arising out of or resulting from:

                  r. the operation of the ACNielsen TAM Business (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority)); or

                  s.    any TAM Assets;

         whether arising before, on or after the Distribution Date. Notwithstanding the foregoing, the TAM Liabilities shall not include:

                           (x) Liabilities allocated to another party pursuant to the Tax Allocation Agreement;

                           (y)    any Liabilities that are expressly
                                  contemplated by this Agreement or any
                                  Ancillary Licensing Agreements, including the Schedules hereto or thereto, in particular, the excluded Liabilities listed on Schedule 1.1(d) hereto) as Liabilities to be retained or assumed by any ACNielsen Party or by any Cognizant Party upon any TAM Acquisition; or

                           (z) any agreement or obligation of (i) any D&B Party or any Cognizant Party under the Distribution-Related Agreements or (ii) any Cognizant Party under this Agreement or any of the Ancillary Licensing Agreements.

                  "TAM Marks": the trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired for use in connection with the TAM Business, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to on Schedule 1.1(c), and all renewals thereof.

                  "TAM Personnel": the collective reference to Shared TAM Employees and to each person employed by any ACNielsen Party after the Distribution Date, which person devotes all of his or her working hours to the ACNielsen TAM Business.

                  "TAM Purchase Price": Book Value, as adjusted in accordance with Schedule 1.1 (d) plus Transfer Costs.

                  "TAM Purchaser": any of Cognizant, NMR or a permitted successor or assign of either that acquires all or part of the ACNielsen TAM Business pursuant to Article III.

                  "TAM Technology": the technology set forth on Schedule 1.1(e) hereto and the schedules to the Ancillary Licensing Agreements.

                  "Tax" or "Taxes": taxes on or measured by income, franchise, gross receipts, sales, use, excise, payroll, personal property, real property, ad-valorem, value-added, leasing, leasing use or other taxes, levies, imposts, duties, charges or withholdings of any nature. Whenever the term "Tax" or "Taxes" is used (including, without limitation, regarding any duty to reimburse another party for indemnified taxes or refunds or credits of taxes), it shall include penalties, fines, additions to tax and interest thereon.

                  "Technology Licensing Agreement": the collective reference to one or more nonexclusive technology licensing and support services agreements substantially in the form of Exhibit A, by and between a Cognizant Party, as licensor, and one or more ACNielsen Parties, as licensee and any related permitted sublicensing agreements between ACNielsen Parties or between an ACNielsen Party and a joint venture partner.

                  "Trademark Licensing Agreement": the collective reference to the nonexclusive trademark licensing agreements covering TAM Marks and substantially in the forms of Exhibits B-1 and B-2 by and between a Cognizant Party or an ACNielsen Party, as licensor, and one or more ACNielsen Parties or Cognizant Parties, respectively, as licensee, and any related permitted sublicensing agreements between ACNielsen Parties, between Cognizant Parties or between an ACNielsen Party or a Cognizant Party and a joint venture partner.

                  "Transfer Costs": costs reasonably attributable to the transfer of all or that portion of the ACNielsen TAM Business being offered or sold including, without limitation, transfer taxes and filing fees, but excluding ACNielsen's (i) accountants' fees incurred in connection with the determination of Book Value and the TAM Purchase Price in accordance with Article III, (ii) any investment bankers' fees incurred by ACNielsen in connection with such transfer or (iii) income taxes incurred by ACNielsen in connection with such transfer.

                  "Year Four": the meaning set forth in Section 3.2.

                  "Year Four Purchaser": the meaning set forth in Section 3.2.

                  "Year Four Trigger Event": the meaning set forth in Section
         3.2.

                  I.2 References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include", "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and schedules shall be deemed references to Articles and Sections of, and Exhibits and schedules to, this Agreement.

Unless the context otherwise requires, the words "hereof", "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

                                       II

                                                                     Technology
and Trademarks

                  II.1 Obligation to License Technology.

                  (a) Each Cognizant Party shall license to each ACNielsen Party that so requests, (i) TAM Technology for use in Australia, Ireland and, subject to Section 2.1(b), India to which such Cognizant Party has rights in commercial use, (ii) upgrades thereof to the extent required to permit such ACNielsen Party to fulfill a Contractual Obligation existing on the Distribution Date including, without limitation, any Contractual Obligation resulting from the exercise of a unilateral renewal (or other) right by a party other than such ACNielsen Party and (iii) additional licenses to permit use of new technology in connection with the technology described in clauses (i) and (ii) to the extent required to permit such ACNielsen Party to fulfill a Contractual Obligation existing on the Distribution Date with respect to such country, pursuant to the Technology Licensing Agreement for the period commencing on the Distribution Date to and including the later of the fifth anniversary thereof and such date as is required to permit such ACNielsen Party to fulfill any Contractual Obligation existing on the Distribution Date, including, without limitation, any Contractual Obligation resulting from the exercise of a unilateral renewal (or other) right by a party other than such ACNielsen Party (each such period, a "License Term") provided that ACNielsen may terminate any or all of such Licenses prior to the expiration of the License Term upon two months notice to the licensing Cognizant Party.

                  (b) (i) Cognizant and ACNielsen will, or will cause the appropriate Cognizant Party or ACNielsen Party, as the case may be, to enter into each Technology Licensing Agreement with respect to Australia and Ireland within thirty days after the Effective Date. In the event that a Cognizant Party or an ACNielsen Party does not execute each Technology Licensing Agreement within such period, each such Technology Licensing Agreement shall be deemed to have been executed on the Effective Date by the appropriate Cognizant Party and the appropriate ACNielsen Party in the form attached hereto, and shall be enforceable against each such party in accordance with its terms.

                           (ii) Cognizant and ACNielsen will, or will cause the appropriate Cognizant Party or ACNielsen Party, as the case may be, to enter into the Technology Licensing Agreement with respect to India within thirty days after an ACNielsen Party establishes, purchases or otherwise acquires a TAM Business in India in the manner described in the penultimate sentence of the definition of "ACNielsen TAM Business"; provided, however, that if ACNielsen abandons its current plans to begin a TAM Business in India in the manner described in the last sentence of the definition of "ACNielsen TAM Business", no Cognizant Party shall have the obligation to enter into such Technology Licensing Agreement. In the event that a Cognizant Party does not execute such Technology Licensing Agreement to the extent and within the period required by the preceding sentence, such Technology Licensing Agreement shall be deemed to have been executed by the appropriate Cognizant Party and the appropriate ACNielsen Party on the date such ACNielsen Party established, purchased or otherwise acquired such business in the form attached hereto, and shall be enforceable against each such party in accordance with its terms.

                  (c) ACNielsen agrees that ACNielsen or the relevant ACNielsen Party will pay to Cognizant for as long as such TAM Technology is licensed a royalty in a dollar amount to be agreed upon.

                  (d) ACNielsen agrees that ACNielsen or the relevant ACNielsen Party will reimburse each relevant Cognizant Party for such party's actual costs of technology maintenance and support services provided to ACNielsen Parties in Australia, Ireland and India. For such purpose, actual costs shall include out-of-pocket expenses and overhead allocable to the provision of such services. The parties agree that Cognizant shall not make a profit nor incur a loss in connection with the provision of such services.

                  II.2 Limited Obligation. Nothing contained herein shall prohibit any ACNielsen Party from amending or modifying any existing Contractual Obligation relating to the licensed TAM Technology provided that such amendment or modification does not in any way extend the Cognizant Party licensor's obligations other than as permitted hereunder.

                  II.3 Research and Development. (a) Each Cognizant Party, on the one hand, and each ACNielsen Party, on the other, will maintain ownership and control over, and will bear all costs with respect to, all technology research and development originated by such party.

                  (a) No Cognizant Party or ACNielsen Party shall have any obligation to share research and development except to the extent expressly set forth in Section 2.1 or in any Ancillary Licensing Agreement.

                  II.4 Audit Rights. ACNielsen shall, and shall cause each relevant ACNielsen Party to, maintain complete and accurate accounts and records of each ACNielsen Party's revenues in respect of which a royalty is payable under the relevant Technology Licensing Agreement in accordance with generally accepted accounting principles. Cognizant shall have the right to cause an audit during normal business hours of each ACNielsen Party's records referred to in the first sentence of this Section 2.4 once a year upon reasonable notice. Cognizant shall bear the cost of any audit performed pursuant to this Section
2.4 except that if, as a result of Cognizant's audit (which shall be calculated in accordance with generally accepted accounting principles) the royalty owed to Cognizant is determined to be greater than the royalty determined by ACNielsen by 10% or more, ACNielsen shall bear the cost of such audit.

                  II.5 Trademark Licensing Agreements and Computer Software License Between the Parties. (a) Cognizant and ACNielsen will, or will cause the appropriate Cognizant Party or ACNielsen Party, as the case may be, to enter into each Trademark Licensing Agreement and the Computer Software License within thirty days after the Effective Date. To the extent that a Cognizant Party or an ACNielsen Party does not execute each Trademark Licensing Agreement and the Computer Software License within such period, each such Trademark Licensing Agreement and the Computer Software License shall be deemed to have been executed by the appropriate Cognizant Party and the appropriate ACNielsen Party in the form attached hereto on the Effective Date, and shall be enforceable against each such party in accordance with its terms.

                  (b) Without limiting the generality of clause (a), Cognizant shall grant to ACNielsen a non-exclusive, non-transferable license substantially in the form of Exhibit B-1, pursuant to which ACNielsen will obtain the right to use certain trademarks identified in a schedule thereto in the conduct of the ACNielsen TAM Business for a five-year period commencing on the Effective Date, all as more specifically set forth in Exhibit B-1. ACNielsen Parties shall have the right to use such licensed trademarks in every country, other than the United States and Canada, whether or not such country is set forth on Schedule 1.1(a), except that no ACNielsen Party shall have the right to use trademarks owned by Cognizant and incorporating the name "Nielsen" (e.g. "Nielsen Media" and "Nielsen Media Research") in countries where no ACNielsen Party is doing business on the Effective Date. During the term of such Trademark Licensing Agreement, Cognizant shall not grant any license to use such trademarks to any person unrelated to either Cognizant or ACNielsen outside the United States and Canada. Cognizant Parties may, however, use such trademarks worldwide in connection with any business, including a business that competes directly with the ACNielsen TAM Business.

                  (c) ACNielsen shall grant to Cognizant a non-exclusive license (without right to sub-license to a party unrelated to Cognizant), transferable only under the circumstances set forth in Section 8.7(b), substantially in the form of Exhibit B-2 and Exhibit C hereto, pursuant to which Cognizant will obtain the right to use the "Media Advisor" trademark and/or computer software programs relating thereto in the conduct of the TAM Business in Canada until the fifth anniversary of the Distribution Date.

                                       III

                               Option to Purchase

                  III.1 Segregation of ACNielsen TAM Business. (a) ACNielsen shall, no later than January 1, 1998, produce and deliver to Cognizant or the then-Optionee a comprehensive, detailed and feasible written plan (the "Plan") for segregating the ACNielsen TAM Business from other ACNielsen businesses, for the purpose of rendering feasible the consummation of a TAM Acquisition with respect to the ACNielsen TAM Business as a whole pursuant to Section 3.2 and enabling the TAM Purchaser, commencing on the TAM Acquisition Date, to operate the ACNielsen TAM Business as a going concern without interruption, subject to
Section 3.1(b) below; provided, however, that ACNielsen shall not be required to create a standalone Corporate Administration pursuant to the Plan to satisfy the requirements of this Section 3.1(a). The Plan shall be based on the principles and guidelines set forth on Schedule 3.1(a) and shall include, without limitation, the following:

                  (i) complete and correct schedules setting forth the following in reasonable detail:

                        (x) each Asset, including each Shared TAM Asset, employed in connection with the ACNielsen TAM Business and a description thereof; and

                        (y) the TAM Personnel and the Shared TAM Employees, including without limitation persons involved in Corporate Administration for the ACNielsen TAM Business, each employee's job description, the approximate percentage of each employee's time spent on the TAM Business, if less than all, and a description of such employee's compensation (salary, benefits, bonuses and options); and



                  (ii) provisions identifying Assets and specified TAM Personnel to be transferred to the TAM Purchaser upon the consummation of the TAM Acquisition based upon a fair and equitable allocation of Multiple Use Assets and Shared TAM Employees together with a transition plan demonstrating how such transfers would be effected and that the accomplishment of such transfers in accordance with the transition plan would enable the TAM Purchaser to operate the ACNielsen TAM Business as a going concern without interruption commencing on the TAM Acquisition Date, subject to Section 3.1(b) below. Such provisions must expressly address transition arrangements, technical infrastructure, operations, sales, customer relations, and data collection, transmission and analysis on a country-by-country basis.

                  (a) Cognizant, any subsequent Optionee and ACNielsen shall at all relevant times cooperate in good faith with respect to the Plan. Each such party will act in good faith in negotiating the allocation of Shared TAM Employees and Shared TAM Assets. For the period commencing on the date that the Optionee has given notice of the exercise of the Option and ending on the earlier of (i) the date the Optionee gives notice that it no longer desires to acquire the relevant ACNielsen TAM Business and (ii) the first anniversary of the TAM Acquisition Date, no party shall attempt to solicit for employment or otherwise influence any ACNielsen employee to accept employment with an employer other than the employer designated by the Plan for such employee. Prior to the exercise of the Option, ACNielsen may move employees from one business group to another or change an employee's job description in good faith in the ordinary course of business but may not do so with the purpose of adversely affecting (from the TAM Purchaser's perspective) the allocation of Shared TAM Employees pursuant to the Plan. Each of Cognizant and ACNielsen understand and acknowledge that the separation of Shared TAM Employees and Multiple Use Assets will cause disruption of and create expense for the ACNielsen TAM Business and other ACNielsen businesses. The parties further agree that the transition arrangements contained in the Plan regarding Shared TAM Employees and Multiple Use Assets shall be in accordance with Schedule 3.1(a) and that the parties shall make a good faith effort to divide the potential disruption and expense to the ACNielsen TAM Business and the other ACNielsen businesses fairly and equitably. Each party acknowledges that such party may be required to hire additional personnel and replace Assets to enable its businesses to operate as going concerns after the TAM Acquisition.

                  (b) During the 60 days following delivery of the Plan, ACNielsen shall afford to the Optionee and its outside accountants, counsel, financial advisors and other representatives, access during normal business hours to all officers, employees and information (including, without limitation, books and records) reasonably necessary for the Optionee to determine the feasibility of the Plan and ACNielsen's compliance with the terms of this Agreement relating to the Plan, and shall furnish to the Optionee such information concerning the ACNielsen TAM Business as the Optionee may reasonably request. ACNielsen shall respond promptly in writing to any written questions, objections and counter-proposals submitted by the Optionee in respect of the Plan.

                  (c) ACNielsen shall, and shall cause each other ACNielsen Party, promptly after the Distribution Date to use reasonable efforts (without expending money or making any contractual concessions) to cause each new and each existing contract with employees working in the ACNielsen TAM Business to be assignable to the TAM Purchaser without consent. Contracts (other than employee contracts) which cannot be assigned shall be addressed in the transition arrangements of the Plan and ACNielsen will (or will cause the appropriate ACNielsen Party to) endeavor to obtain the benefits of such contract for the TAM Purchaser.

                  III.2 Option.

                  (a) Voluntary Option. At any time after the Distribution Date ACNielsen, acting in good faith, may notify the Optionee in writing that it desires to sell all or a portion of the ACNielsen TAM Business to the Optionee (which notice, with respect to TAM Assets constituting less than all of the ACNielsen TAM Business, must be based upon ACNielsen's good faith intention to find a purchaser for such TAM Assets), by submitting to the Optionee with such notification the following items relating to all or the portion of the ACNielsen TAM Business being offered, (i) the Plan (unless ACNielsen has already submitted the Plan to the Optionee), (ii) a statement setting forth Book Value and an estimate of the TAM Purchase Price, each as of a reasonably recent date, setting forth in reasonable detail the basis for their respective calculations, (iii) the Financial Statements and (iv) schedules setting forth as of a recent date (but in no event dating back more than 60 days), all known Liabilities and known contingent Liabilities not reflected in the Financial Statements which individually or in the aggregate are material, threatened or pending litigation matters that individually or in the aggregate are material, material non-compliance with laws, material required consents, and material Assets (including contracts) which require approval to be transferred (the "Disclosure Schedules"). The items set forth in (i), (ii), (iii) and (iv), as they relate to all or any portion of the ACNielsen TAM Business being offered or sold, are hereinafter referred to as the "Option Information". Upon receipt of the Option Information, the provisions of Section 3.2(d), (e), (f) and (g) and the remaining provisions of this Article III shall apply.

                  (b) Mandatory Option. If on or prior to the third anniversary of the Distribution Date, subject to (f) below:

                  (i) an ACN Change of Control Transaction occurs; or

                  (ii) any ACNielsen Party executes a binding agreement or letter of intent (each of which must be subject to the Cognizant Party's Option rights hereunder) in connection with the sale or other disposition of TAM Assets that (A) generate 50% or more of the revenue of the ACNielsen TAM Business for the preceding twelve months or (B) represent greater than 50% of the TAM Assets before giving effect to such sale or disposition, including, for purposes of determining whether the tests in (A) or (B) are met, any prior dispositions that, when aggregated with the proposed disposition, would cause the aggregate amount of TAM Assets disposed of collectively by the ACNielsen Parties in a series of transactions to exceed 50% of TAM Assets or constitute TAM Assets generating 50% or more of the revenue of the ACNielsen TAM Business for the twelve months preceding the first such disposition; provided, however, that to the extent that within three months of such disposition, such ACNielsen party (A) reinvests or enters into a binding agreement or letter of intent to reinvest the proceeds from such disposition of TAM Assets in Assets that are used in connection with the ACNielsen TAM Business or (B) outsources or enters into a binding agreement or letter of intent to outsource to third parties the functions or information generated by the TAM Assets disposed of, such disposition shall not be deemed to be an Option Trigger Event or count as a disposition for purposes of subsequent applications of this provision; or

                  (iii) any ACNielsen Party executes a binding agreement or letter of intent (each of which must be subject to the Cognizant Party's Option rights hereunder) in connection with the sale or other disposition of TAM Assets that (A) generate 50% or more of the revenue of the ACNielsen TAM Business in any country for the preceding twelve months or (B) represent greater than 50% of the TAM Assets in any country before giving effect to such sale or disposition, including, for purposes of determining whether the tests in (A) or (B) are met, any prior dispositions that, when aggregated with the proposed disposition, would cause the aggregate amount of TAM Assets disposed of collectively by the ACNielsen Parties in such country in a series of transactions to exceed 50% of such Assets or constitute Assets generating 50% or more of the revenue in such country for the twelve months preceding such disposition; provided, however, that to the extent that within three months of such disposition, such ACNielsen party (A) reinvests or enters into a binding agreement or letter of intent to reinvest the proceeds from the proposed disposition of TAM Assets in such country in Assets that are used in connection with the TAM Business in such country or (B) outsources or enters into a binding agreement or letter of intent to outsource to third parties the functions or information generated by the TAM Assets disposed of in such country, such disposition shall not be deemed to be an Option Trigger Event with respect to such country or count as a disposition for purposes of subsequent applications of this provision; or

                  (iv) any ACNielsen Party adopts a definitive plan or takes similar definitive action to shut down or otherwise terminate the operations of the ACNielsen TAM Business in any country or other geographic area which constitutes a distinct TAM Business.

ACNielsen must give Cognizant written notice within ten Business Days of such event and must provide to Cognizant, within sixty Business Days of such event, the Option Information.

                  (c) To the extent that a TAM Acquisition is to be consummated pursuant to this Article III, ACNielsen shall deliver updated Disclosure Schedules dated as of the related TAM Acquisition Date to the TAM Purchaser. Such updated Disclosure Schedules shall include all Liabilities, other than Liabilities incurred in the ordinary course of business, which would have been required to be included by ACNielsen in the Disclosure Schedules originally provided to the Optionee had such Liabilities existed on such date. To the extent that such updated Disclosure Schedules contain material changes from the original Disclosure Schedules that would affect the TAM Purchase Price, the TAM Purchase Price shall be recalculated as of the related TAM Acquisition Date based on the TAM Assets and TAM Liabilities actually being transferred as set forth in such schedules. To the extent that the updated Disclosure Schedules reflect a material adverse change in the relevant ACNielsen TAM Business, the Optionee shall have the right not to purchase such business.

                  (d) During the period beginning on the fifteenth day after the occurrence of the Option Trigger Event and ending no later than the thirtieth day following the Optionee's receipt of all of the Option Information, ACNielsen shall provide to Cognizant during ACNielsen's normal business hours (and upon reasonable notice) reasonable access to (i) members of ACNielsen's management and ACNielsen's independent accountants and counsel who possess an in-depth understanding of the ACNielsen TAM Business and (ii) the premises, books and records of ACNielsen that relate to all or that portion of the ACNielsen TAM Business proposed to be sold. On or prior to the expiration of the thirty-day period following the Optionee's receipt of all of the Option Information (the "Exercise Period"), the Optionee must notify ACNielsen in writing whether the Optionee desires to acquire all or the portion of the ACNielsen TAM Business described in the notice in (b) above for the TAM Purchase Price. Failure of the Optionee timely to give such notice shall be deemed to be notice that the Optionee does not desire to effect such TAM Acquisition. If the Optionee notifies ACNielsen that the Optionee desires to effect such TAM Acquisition but disagrees with the Plan (to the extent not previously agreed) or the calculation of the TAM Purchase Price, the parties shall promptly negotiate to resolve such issues during the thirty-day period immediately following receipt of such notice, notwithstanding any other time period set forth in this Agreement in respect of the negotiation of the Plan, including Section 3.1(b).

                  In the event that (x) during the thirty-day negotiation period referred to in the preceding paragraph, the Optionee and ACNielsen (i) are unable to agree on a Plan or (ii) are unable to agree on changes to a Plan, or
(y) ACNielsen fails to submit all of the Option Information, as applicable, the Optionee shall give ACNielsen written notice within ten Business Days thereafter stating whether the Optionee still desires to acquire the ACNielsen TAM Business proposed to be sold. If so, the Optionee may submit all or a portion of the Plan (to the extent delivered) to binding arbitration in accordance with Article V hereof and the arbitrator shall determine the final provisions of the Plan or the portion thereof so submitted.

                  (e) The parties shall use reasonable efforts to close as soon as practicable after agreement on the Plan.

                  (f) Option Tail. In the event that:

                           (i) any of the events described in (b)(i), (ii) (iii) or (iv) above occurs within the one-year period after the third anniversary of the Distribution Date (such one-year period referred to as "Year Four", and any such event a "Year Four Trigger Event"), and

                           (ii) any of the following actions were taken by any ACNielsen Party during the one-year period prior to the third anniversary of the Distribution Date: (A) the adoption by such ACNielsen Party of resolutions of the board of directors or equivalent body authorizing the engagement of investment bankers or financial advisors in contemplation of such Year Four Trigger Event or otherwise authorizing the ACNielsen Party to solicit offers or indications of interest for the purchase of all or part of the ACNielsen TAM Business, or the entry into discussions with the third party with whom such Year Four Trigger Event was ultimately consummated (such party being referred to as the "Year Four Purchaser") or with any representative or agent thereof; (B) the engagement of investment bankers or financial advisors in contemplation of a Year Four Trigger Event or the entry into discussions with the Year Four Purchaser or any representative or agent thereof in contemplation of a Year Four Trigger Event, whether or not such action was authorized by the board of directors or equivalent body or (C) the solicitation of the Year Four Purchaser to participate in such Year Four Trigger Event, then ACNielsen must notify the Optionee of such Year Four Trigger Event and treat such Year Four Trigger Event as an Option Trigger Event for all purposes under this Agreement.

                  (g) Limits on Option. If the Optionee notifies ACNielsen that it does not desire to exercise an Option to purchase the entire ACNielsen TAM Business (or chooses not to purchase such business in accordance with (c) above), the Optionee shall no longer have any right to exercise any Option hereunder and ACNielsen Parties may sell all or any part of the ACNielsen TAM Business or TAM Assets without any obligation to the Optionee under this Article
III. If after a notice has been delivered with respect to a part of the ACNielsen TAM Business, including, without limitation, a particular country or countries, the Optionee notifies ACNielsen that it does not desire to exercise its Option with respect to the TAM Assets that are the subject of the original notification from ACNielsen to the Optionee (or chooses not to purchase such business in accordance with (c) above), it shall thereafter no longer have any right to exercise any Option hereunder in respect of such TAM Assets unless such TAM Assets are subsequently offered as part of a larger group of TAM Assets, in which case such TAM Assets would be subject to the Option rights hereunder as part of such larger group of TAM Assets.

                  III.3 Price. ACNielsen will notify the TAM Purchaser in writing of its final calculation and estimation of the TAM Purchase Price at least 5 Business Days prior to the closing of the acquisition. The TAM Purchaser will pay undisputed Transfer Costs on the TAM Acquisition Date and will deposit any disputed amounts in escrow. ACNielsen will deliver an accounting of the TAM Purchase Price within 30 days after the TAM Acquisition Date. The TAM Purchaser must deliver written notice of any objection to any part of such accounting within 21 days after receipt of such accounting. If the TAM Purchaser delivers such notice, the provisions of Article V will govern the resolution of all disputed items.

                  III.4 Other Terms and Conditions of Exercise. (a) ACNielsen shall use its reasonable efforts (without expending money or making any contractual concessions) to obtain assignments of (i) employment contracts of employees working in the ACNielsen TAM Business whom the TAM Purchaser desires to retain and (ii) such other contracts constituting TAM Assets as the TAM Purchaser shall reasonably request.

                  (a) (i) ACNielsen shall represent in each Asset Purchase Agreement that ACNielsen has not knowingly or recklessly included in the information delivered by or on behalf of ACNielsen to the TAM Purchaser, including the Option Information and information provided pursuant to Section 3.2(c) (the "Disclosure Information"), any untrue statement of a material fact, or omitted to disclose or state any material fact required to be stated therein or necessary in order to make the Disclosure Information, in light of the circumstances under which such information was delivered, not misleading.

                  (ii) Neither ACNielsen nor any TAM Purchaser shall be required to make any other representation or warranty in any Asset Purchase Agreement.

                  (b) No Asset Purchase Agreement shall provide for indemnification of either party by the other in connection with the TAM Acquisition, except that the parties shall indemnify each other in respect of third party claims to the extent provided in Article III of the Distribution Agreement.

                  (c) Each Asset Purchase Agreement shall subject the parties thereto to dispute resolution as provided in Article VI of the Distribution Agreement.

                  (d) (i) ACNielsen shall covenant in each Asset Purchase Agreement not to compete with the TAM Purchaser in the TAM Business for a period of three years after the TAM Acquisition Date in the country or countries in which the acquired TAM Business was operated as of such TAM Acquisition Date, subject to any Contractual Obligation of any ACNielsen Party existing on the Distribution Date which Contractual Obligation is not transferred to the TAM Purchaser.

                  (ii) Such covenant shall not restrict or limit any ACNielsen Party's ability to engage in activities relating to computers or to the Internet, except measurement of viewing of programming of a type that, prior to the date hereof, primarily has been viewed on television sets via broadcast, cable and satellite transmission.

                  (iii) Nothing contained herein shall prevent any ACNielsen Party from engaging in measurement of accessing or retrieving information, other than the programming described in clause (ii), on the Internet or otherwise, even if such accessing or retrieving occurs via a television set.

                  (e) Each Asset Purchase Agreement shall require ACNielsen to use reasonable efforts (without expending money) to transfer to the TAM Purchaser its interests in joint ventures in which ACNielsen or its Affiliates hold an interest and which are part of the ACNielsen TAM Business being sold. ACNielsen shall in good faith attempt to obtain the right to assign to the TAM Purchaser without further consent, such party's interest in any such joint venture that such party enters into from and after the Effective Date.

                  III.5 Survival. In the event that Cognizant disposes of a controlling interest in NMR, the purchaser of such controlling interest shall succeed to Cognizant's rights and obligations as Optionee under this Article III.

                                       IV

                                 INDEMNIFICATION

                  4.1 Indemnification. Article III of the Distribution Agreement shall govern the rights of Cognizant Parties and ACNielsen Parties with respect to indemnification. The term "Cognizant Liabilities" in that Article shall be read to include all Liabilities assumed by Cognizant Parties pursuant to this Agreement. The term "ACNielsen Liabilities" in that Article shall be read to include all Liabilities assumed by ACNielsen Parties pursuant to this Agreement.

                                        V

                               DISPUTE RESOLUTION

                  5.1 Dispute Resolution. Article VI of the Distribution Agreement shall govern the rights of Cognizant Parties and ACNielsen Parties with respect to dispute resolution. The term "Agreement Dispute" in that Article shall be read to include all disputes between Cognizant Parties and ACNielsen Parties relating to or arising out of this Agreement.

                                       VI

                           CONDITIONS TO EFFECTIVENESS

                  6.1 The effectiveness of this Agreement is subject of the satisfaction, or waiver by the party to whom performance is owed, of the following conditions:

                  (a) Occurrence of Distribution Date. The Distribution Date shall have occurred.

                                       VII

                                   COVENANTS

                  VII.1 Further Assurances. In case at any time after the Distribution Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement, any Asset Purchase Agreement or any Ancillary Licensing Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, Cognizant and ACNielsen shall use their reasonable efforts (without expending money) promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement, any Asset Purchase Agreement and the Ancillary Licensing Agreements, including, without limitation, all applicable governmental and regulatory filings.

                                      VIII

                                  MISCELLANEOUS

                  VIII.1 Construction. This Agreement, including the Exhibits and Schedules, and the Ancillary Licensing Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Licensing Agreement, this Agreement shall control.

                  VIII.2 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  VIII.3 Expenses. Except as otherwise expressly set forth in this Agreement or any Ancillary Licensing Agreement, each party shall bear its own costs and expenses. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

                  VIII.4 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To Cognizant Corporation: 200 Nyala Farms
                                            Westport, CT 06880
                                            Attention:  General Counsel



                  To ACNielsen Corporation: 177 Broad Street
                                            Stamford, CT 06901
                                            Attention:  General Counsel

                  VIII.5 Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  VIII.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  VIII.7 Assignment. (a) Except as set forth in Article III above, ACNielsen may not assign this Agreement, in whole or in part, directly or indirectly, without the prior written consent of Cognizant.

                  (a) Cognizant may assign this Agreement to a purchaser of a controlling interest in, or all or substantially all of the Assets of, NMR.

                  VIII.8 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  VIII.9 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on or after the Distribution Date.

                  VIII.10 Third-Party Beneficiaries. Except as provided in
Article IV relating to Indemnities, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  VIII.11 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  VIII.12 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  VIII.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  VIII.14 Consent to Jurisdiction. Without limiting the provisions of Article V hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.14. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or
(ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  VIII.15 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  VIII.16 Confidentiality. Each of Cognizant and ACNielsen agrees, on behalf of itself and the other Cognizant Parties and ACNielsen Parties, respectively, that (i) no such party shall, for a period of three years from the latest date of delivery of all required Option Information, use or permit the use of (without the prior written consent of the other) and each such party shall at all times hereafter keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or
(B) such information has been later lawfully acquired from other sources by such party or (C) this Agreement or any agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (w) relates to or was acquired during the period up to the Distribution Date, (x) relates to any of this Agreement, the Distribution Agreement or any agreement contemplated hereby or thereby, (y) is obtained in the course of performing services for the other party pursuant to any such agreement, or (z) is based upon or is derived from information described in the preceding clauses (w), (x) or (y), and no party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.



                                       COGNIZANT CORPORATION


                                       By /s/ Robert E. Weissman
                                         ______________________________________
                                         Name:  Robert E. Weissman
                                         Title:

                                       ACNIELSEN CORPORATION


                                       By /s/ Nicholas L. Trivisonno
                                         ______________________________________
                                         Name:  Nicholas L. Trivisonno
                                         Title: